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                                                               Exhibit 4(b)(2)

                                       AMENDMENT TO THE
                             1995 AMENDED AND RESTATED BY-LAWS OF
                                 PROTECTIVE LIFE CORPORATION


                                   DATED AS OF MARCH 2, 1998



The 1995 Amended and Restated By-Laws of Protective Life Corporation (herein called "the Corporation"), as previously amended on March 3, 1997, are hereby further amended by deleting Section 12. "Voting of Shares," contained in
Article II, "Stockholders," in its entirety and replacing it with the following:


        Section 12. Voting of Shares. Each outstanding share entitled to vote shall be entitled to one vote upon each matter submitted to a vote at a meeting of stockholders. Unless otherwise prescribed by statute, the Certificate of Incorporation or these By-laws, all elections shall be had, and all questions decided, by a majority vote of those shares present or represented by proxy and entitled to vote. Notwithstanding the foregoing, matters which require a higher affirmative vote are specified in the Certificate of Incorporation of the Corporation.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to the 1995 Amended and Restated By-Laws to be signed by Drayton Nabers, Jr., as its Chairman of the Board and Chief Executive Officer, and attested by Kathy B. Polk, as its Assistant Secretary, and has caused its corporate seal to be hereunto affixed, hereby declaring and certifying that this Amendment to the 1995 Amended and Restated By-Laws of the Corporation was duly adopted by the Board of Directors at a regular meeting held on the 2nd day of March, 1998.

                                                     /s/ Drayton Nabers Jr.
                                                     --------------------------
                                                     Drayton Nabers Jr.
                                                     Chairman of The Board and
                                                     Chief Executive Officer


ATTEST:

/s/ Kathy B. Polk
-------------------
Kathy B. Polk
Assistant Secretary

(CORPORATE SEAL)